Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Ms. Apple Liang	Stephen D. Axelrod, CFA
Sino-Global, Beijing	Wolfe Axelrod Weinberger Assoc. LLC
+86-10-6439-1888	Tel. (212) 370-4500 Fax (212) 370-4505

SINO-GLOBAL ANNOUNCES FISCAL SECOND QUARTER 2012 FINANCIAL RESULTS

- Revenues decreased 11.5% for the second quarter ended December 31, 2011 compared to prior fiscal year -

- Number of ships serviced rises, but lower revenues per ship due to changes in types of services provided and size of ships served –

- Balance sheet remains strong with $5.4 million in cash and cash equivalents -

Beijing, China - February 14, 2012 – Sino-Global Shipping America, Ltd. (Nasdaq: SINO), a leading, non-state-owned provider of shipping agency services operating primarily in China, today announced its selected financial results for its second fiscal quarter ended December 31, 2011.

Financial Highlights for the Three and Six Months Periods Ended December 31, 2011

•	Revenues - Total revenues decreased by 11.51% from $9,066,226 for the three months ended December 31, 2010 to $8,022,598 in the comparable three months in 2011. Total revenues decreased by 3.77% from $17,265,570 for the six months ended December 31, 2010 to $16,615,305 in the comparable six months in 2011. The number of ships that generated revenues for us increased from 113 to 116 in the comparable three months ended December 31, 2010 and 2011, and from 216 to 222 for the comparable six months ended December 31, 2010 and 2011. The reason for the contrasting trend of increased number of ships and the decreased revenues is primarily because we provided protective services for more ships, which generated significantly lower revenues per ship. For the three months ended December 31, 2011, we provided services to 23 ships, compared to 18 ships for the same three months in 2010. For the six months ended December 31, 2011, we provided protective services to 37 ships, compared to 18 ships for the same six months in 2010. In addition, we provided services to some smaller ships which generated lower revenues.

•	General and Administrative Expenses - General and administrative expenses increased by 30.34% from $1,108,445 for the three months ended December 31, 2010 to $1,444,702 for the three months ended December 31, 2011. General and administrative expenses increased by 32.35% from $2,135,644 for the six months ended December 31, 2010 to $2,826,615 for the six months ended December 31, 2011. These increases were mainly due to additional salaries and human resource expenses and business promotion and expansion expenses.

•	Net Loss - Net loss was $827,385 for the quarter ended December 31, 2011, compared to net loss of $263,598 for the quarter ended December 31, 2010. After deduction of non-controlling interest in loss, net loss attributable to Sino-Global Shipping America, Ltd. was $395,001 for the three months ended December 31, 2011, compared to net loss of $113,147 for the three months ended December 31, 2010. Net loss was $1,654,325 for the six months ended December 31, 2011, compared to net loss of $465,125 for the period ended December 31, 2010. After deduction of non-controlling interest in loss, net loss attributable to Sino-Global Shipping America, Ltd. was $1,060,788 for the six months ended December 31, 2011, compared to net loss of $256,428 for the six months ended December 31, 2010.

•	Basic and diluted losses per share were US$0.14 and US$0.04 for the second fiscal quarter of 2012 and 2011, respectively. Basic and diluted losses per share for the six months ended December 31, 2011 and 2010 were US$0.37 and US$0.09, respectively. Losses per share are adjusted for the non-controlling interest.

Mr. Cao Lei, Sino-Global’s Chief Executive Officer, stated, “Facing a continued reduction in the number of ships discharging iron ore from Chinese ports, we conducted intensive marketing activities to increase our services to new customers. As a result, the number of ships we served increased from 216 to 222 and 113 to 116 for the six and three months ended December 31, 2010 and 2011, respectively. However, the increased number of ships served primarily used our services that generate lower agency fees per ship. Although the number of ships we served increased, our revenues decreased. While this has been a challenging quarter for our company, we have increased marketing and promotional spending to help Sino-Global seek out additional opportunities to increase revenue in both China and globally.”

Mr. Cao, added, “In an uncertain economic environment, we believe that growth is a key component for us to survive and develop. As a result, we will continue our combined effort to control our budget and promote business growth. As such, top line growth will remain our first priority, and we will focus on increasing revenues from our agency services to vessels coming to Chinese ports and expanding business activities at loading ports in Australia, Canada, South Africa and Brazil.”

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. With local branches in most of China's main ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also cooperates with companies in Hong Kong, China, India, Brazil and South Africa to offer comprehensive shipping agent services to vessels going to and from some of the world's busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For More Information

For a more detailed review of Sino-Global’s financial results for fiscal second quarter ended December 31, 2011, please refer to the company’s filing on Form 10-Q filing or Sino-Global’s web site: www.sino-global.com.

- Tables to Follow -

SINO-GLOBAL SHIPPING AMERICA LTD. AND AFFILIATE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the six months ended December 31,		For the three months ended December 31,
	2011	2010	2011	2010
	US$	US$	US$	US$

Revenues	16,615,305	17,265,570	8,022,598	9,066,226

Cost of revenues	(15,206,693)	(15,570,501)	(7,452,475)	(8,175,823)
Gross profit	1,408,612	1,695,069	570,123	890,403

General and administrative expense	(2,826,615)	(2,135,644)	(1,444,702)	(1,108,445)
Selling expense	(212,806)	(168,390)	(108,224)	(114,045)
Costs and Expenses	(3,039,421)	(2,304,034)	(1,552,926)	(1,222,490)

Operating Loss	(1,630,809)	(608,965)	(982,803)	(332,087)

Financial income, net	100,857	119,899	144,860	33,758
Non-operating revenue	16,366	9,916	7,094	6,633
Non-operating costs	—	(215)	—	(215)
Other income	24,139	75,358	3,379	46,332
Loss from equity investment	(188,999)	(31,930)	(915)	(17,019)
	(47,637)	173,028	154,418	69,489

Net loss before provision for income taxes	(1,678,446)	(435,937)	(828,385)	(262,598)

Income taxes benefit (expense)	24,121	(29,188)	1,000	(1,000)

Net loss	(1,654,325)	(465,125)	(827,385)	(263,598)

Net loss attributed to non-controlling interest	(593,537)	(208,697)	(432,384)	(150,451)

Net loss attributable to Sino-Global Shipping America Ltd.	(1,060,788)	(256,428)	(395,001)	(113,147)

Net loss	(1,654,325)	(465,125)	(827,385)	(263,598)

Other comprehensive income
Foreign currency translation adjustments	(3,989)	(16,200)	(37,638)	(2,405)
Comprehensive loss	(1,658,314)	(481,325)	(865,023)	(266,003)

Comprehensive loss attributable to non-controlling interest	(609,332)	(209,053)	(441,398)	(151,651)

Comprehensive loss attributable to Sino-Global Shipping America Ltd.	(1,048,982)	(272,272)	(423,625)	(114,352)

Earnings (loss) per share
-Basic and diluted	(0.37)	(0.09)	(0.14)	(0.04)

Weighted average number of common shares used in computation
-Basic and diluted	2,903,841	2,903,841	2,903,841	2,903,841

SINO-GLOBAL SHIPPING AMERICA LTD. AND AFFILIATE
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	June 30,
	2011	2011
	US$	US$
Assets
Current assets
Cash and cash equivalents	5,408,974	4,878,828
Advances to suppliers	675,856	338,307
Accounts receivable, less allowance for doubtful accounts of $290,145 and $194,955 as of December 31, 2011 and June 30, 2011	2,464,301	1,847,990
Other receivables, less allowance for doubtful accounts of $80,000 as of December 31, 2011 and June 30, 2011	373,744	417,853
Prepaid expenses and other current assets	112,191	86,453
Prepaid taxes	30,000	286,492
Employee loans receivable	8,305	10,662
Income tax receivable	1,885	1,885
Deferred tax assets	165,000	117,000

Total Current Assets	9,240,256	7,985,470

Property and equipment, net	521,790	587,024
Security deposits	25,330	31,026
Employee loans receivable less current portion	8,727	11,896
Deferred tax assets	255,000	252,000
Equity investment	—	186,514

Total Assets	10,051,103	9,053,930

Liabilities and Equity
Current liabilities
Advances from customers	294,393	710,891
Accounts payable	5,939,269	2,913,553
Accrued expenses	45,957	81,146
Income tax payable	12,955	—
Other current liabilities	272,697	173,249

Total Current Liabilities	6,565,271	3,878,839

Total Liabilities	6,565,271	3,878,839

Commitments and Contingencies

Equity
Preferred stock, 1,000,000 shares authorized, no par value; none issued	—	—
Common stock, 10,000,000 shares authorized, no par value; 3,029,032 shares issued and 2,903,841 outstanding	7,709,745	7,709,745
Additional paid-in capital	1,191,796	1,191,796
Treasury stock, at cost	(372,527)	(372,527)
Accumulated deficit	(2,349,570)	(1,288,783)
Accumulated other comprehensive loss	(13,012)	(9,023)
Unearned Compensation	(397,558)	(397,558)

Total Sino-Global Shipping America Ltd. Equity	5,768,874	6,833,650

Non-Controlling Interest	(2,283,042)	(1,658,559)

Total Equity	3,485,832	5,175,091

Total Liabilities and Equity	10,051,103	9,053,930